UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 16, 2017

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of CommAgility, Ltd.

Share Purchase Agreement

On February 17, 2017, Wireless Telecommunications, Ltd. (the “Acquisition Subsidiary”), a company incorporated in England and Wales which is a wholly owned subsidiary of Wireless Telecom Group, Inc. (the “Company”), completed the acquisition of all of the issued shares in CommAgility, Ltd., (“CommAgility”) a company incorporated in England and Wales (the “Acquisition”) from CommAgility’s founders Edward De Salis Young, Paul Moakes, Simon Pack and Martin Hollinshead (the “Sellers”).

The Acquisition was completed pursuant to the terms of a Share Purchase Agreement, dated February 17, 2017, and entered into by and among the Company, the Acquisition Subsidiary and the Sellers (the “Share Purchase Agreement”). Under the Share Purchase Agreement, the Sellers have given warranties, representations and indemnities in relation to CommAgility and its business which are customary for a transaction of this type. The consideration for CommAgility paid at closing was comprised of £9,000,000 (approximately $11,300,000) in cash and 3,487,529 newly issued shares of the Company’s common stock (the “Consideration Shares”), valued at approximately $6,250,000 based upon a 10 day volume weighted average price for the shares of the Company’s common stock. Additionally, the Sellers are to be paid an additional £1,000,000 in four equal installments payable quarterly starting in June 2017. Further, the Sellers may earn up to an additional £10,000,000 payment if certain financial targets are achieved by CommAgility during calendar years 2017 and 2018. The cash portion of the consideration at closing was funded from a combination of cash on hand and borrowings from the Credit Facility (as defined below).

Pursuant to the Share Purchase Agreement, 2,092,516 of the Consideration Shares are subject to forfeiture and return to the Company if (a) 2017 EBITDA generated by CommAgility is less than £2,400,000; or (b) 2018 EBITDA generated by CommAgility is less than £2,400,000 (in each case as determined by an audit of CommAgility conducted by the accountants of the Acquisition Subsidiary in accordance with the terms of the Share Purchase Agreement).

There are no material relationships between the Company or the Acquisition Subsidiary and any of the Sellers, other than pertaining to the Acquisition.

Registration Rights Agreement

Pursuant to the Share Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers. Under the Registration Rights Agreement, the Company agreed to (a) use its reasonable efforts to register under the Securities Act of 1933, as amended (the “Securities Act”) all registrable securities which the Company has been requested to register by the Sellers on the same terms and conditions as any other shares of capital stock that the Company intends to register as part of an offering and (b) at any time that a “shelf” registration statement registering the Seller’s registrable securities is effective, and the Company determines to engage in an underwritten offering, the Company will permit the Sellers

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to include their registrable securities in the offering, in each case, subject to certain terms and conditions.

Lock Up Agreement

Pursuant to the Share Purchase Agreement, the Company entered into a lock up agreement (the “Lock Up Agreement”) with each of the Sellers. Pursuant to the Lock Up Agreement, each Seller agreed to restrict the sale, assignment, transfer, encumbrance or other disposition of the Consideration Shares (the “Lock Up Shares”). For a period commencing on February 17, 2017 (the “Effective Date”) and ending on the date which is 30 calendar months following the Effective Date, each Seller agreed that, without prior written consent by the Company, such Seller shall not sell, assign, transfer, encumber or otherwise dispose of the Lock Up Shares or enter into any swap, option or short sale, among other transactions. On the date that is six months following the Effective Date, and every six months thereafter until the expiration of the Lock Up Agreement, 697,505 Lock Up Shares shall be irrevocably and unconditionally released from the Lock Up Agreement, pro-rata with respect to each Seller and thereby cease to be locked up. Upon the prior written consent of the Company, Seller may transfer Lock Up Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the Seller or a family member; provided that any recipient of the Lock Up Shares sign and deliver to the Company a lock-up letter substantially in the form of the Lock-Up Agreement. The Lock Up Shares cease to be locked up in the event of a Change of Control (as defined in the Lock Up Agreement).

Voting Agreement

Pursuant to the Share Purchase Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with each of the Sellers. Pursuant to the Voting Agreement, each Seller has, subject to certain limitations, agreed, among other things, to appear at each such meeting and vote all of such Seller’s shares (a) in favor or against any proposal presented to the shareholders in the same manner that the Company’s Board of Directors (the “Board”) recommends shareholders vote on such proposal and (b) in favor of any proposal presented to the shareholders with respect to an action of the Company, which the Board has approved, but as to which the Board has not made any recommendation, including, in favor of any proposal to adjourn or postpone any meeting of the Company’s shareholders if such adjournment or postponement is conducted in accordance with the terms of the Voting Agreement. The Voting Agreement terminates upon the termination of the Lock Up Agreement.

The foregoing descriptions of the (a) Share Purchase Agreement, (b) Registration Rights Agreement, (c) Lock Up Agreement and (d) Voting Agreement, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Share Purchase Agreement, Registration Rights Agreement, Lock Up Agreement and Voting Agreement, as the case may be, copies of which are filed as Exhibit 10.1, 10.2. 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

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Credit Facility

In connection with the Acquisition, on February 16, 2017, the Company and its domestic subsidiaries, as borrowers, and Bank of America, N.A., as lender, entered into a Loan and Security Agreement (the “Credit Facility”), which provides for a term loan in the aggregate principal amount of $760,000 (the “Term Loan”) and an asset based revolving loan (the “Revolver”), which is subject to a Borrowing Base Calculation (as defined in the Credit Facility) of up to a maximum availability of $9,000,000 (“Revolver Commitment Amount”). Principal payments on the Term Loan are $38,000 per quarter with a balloon payment at maturity. The Term Loan and Revolver bear interest at LIBOR (subject to a floor of 0%) plus a margin ranging from 3.25% to 3.75% and 2.75% to 3.25%, respectively, based on the Company’s Fixed Coverage Charge Ratio (as defined in the Credit Facility) of the most recently completed fiscal quarter. Additionally, the Credit Facility includes an unused line fee of .50% and early termination fee of (a) 2% of the Revolver Commitment Amount and Term Loan if termination occurs before the first anniversary of Credit Facility and (b) 1% of the Revolver Commitment Amount and Term Loan if termination occurs after the first anniversary of the Credit Facility but before the second anniversary of the Credit Facility. The Credit Facility termination date is November 16, 2019.

The Credit Facility is secured by liens on substantially all of the Company’s and its domestic subsidiaries’ assets including a pledge of 66 2/3% of the equity interests in the Company’s Foreign Subsidiaries (as defined in the Credit Facility). The Credit Facility contains customary affirmative and negative covenants for a transaction of this type, including, among others, the provision of annual, quarterly and monthly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters, restrictions on incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, entering into affiliate transactions and asset sales. The Credit Facility also provides for a number of customary events of default, including, among others, payment, bankruptcy, representation and warranty, covenant, change in control, judgement and events or conditions that have a Material Adverse Effect (as defined in the Credit Facility).

The foregoing description of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information under Item 1.01 of this Current Report on Form 8-K regarding the acquisition of CommAgility set forth under “Acquisition of CommAgility, Ltd.__Share Purchase Agreement” is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information under Item 1.01 of this Current Report on Form 8-K regarding the entry into the Credit Facility set forth under “Credit Facility” is incorporated into this Item 2.03 by reference.

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Item 3.02	Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K regarding the acquisition of CommAgility set forth under “Acquisition of CommAgility, Ltd.__Share Purchase Agreement” is incorporated into this Item 3.02 by reference.

A portion of the purchase price for CommAgility was paid to the Sellers through the issuance of 3,487,529 shares of the Company’s common stock, valued at approximately $6,250,000 based upon a 10 day volume weighted average price for the company shares of stock. The Company relied on an exemption from registration under the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon (a) each Seller’s representation that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and that the Consideration Shares received by each Seller were acquired for such Seller’s own account, and not with a view to any distribution thereof, (b) appropriate legends were affixed to the securities, and (c) because the transaction did not involve any public offering.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(a).

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b).

Exhibit No.	Description

10.1	Share Purchase Agreement, dated February 17, 2017

10.2	Registration Rights Agreement, dated February 17, 2017

10.3	Lock Up Agreement, dated February 17, 2017

10.4	Voting Agreement, dated February 17, 2017

10.5	Loan and Security Agreement between Wireless Telecom Group, Inc., Boonton Electronic Corporation and Microlab/FXR, as borrowers, and Bank of America, N.A., as Lender, dated February 16, 2017
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: February 21, 2017	By:	/s/ Timothy Whelan
Timothy Whelan
Chief Executive Officer and Director
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EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase Agreement, dated February 17, 2017

10.2	Registration Rights Agreement, dated February 17, 2017

10.3	Lock Up Agreement, dated February 17, 2017

10.4	Voting Agreement, dated February 17, 2017

10.5	Loan and Security Agreement between Wireless Telecom Group, Inc., Boonton Electronic Corporation and Microlab/FXR, as borrowers, and Bank of America, N.A., as Lender, dated February 16, 2017
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